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                                  EXHIBIT 21.1
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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


     NAME OF SUBSIDIARY                              STATE OF INCORPORATION

Moovies of the Carolinas, Inc.                               Delaware

Moovies of Georgia, Inc.                                     Delaware

Moovies of Iowa, Inc.                                        Delaware

Moovies of Michigan, Inc.                                    Delaware

Movie Warehouse Franchise Systems, Inc.                      Delaware

Moovies Real Estate Company                                  South Carolina

E.C. 6, Inc.                                                 Virginia

SONI, Inc.                                                   Virginia

PQ3, Inc.                                                    Virginia

SNO, Inc.                                                    Virginia

GBO, Inc.                                                    Virginia

D-Skippy, Inc.                                               Virginia

DCO, Inc.                                                    Virginia

PTO, Inc.                                                    Virginia

The Movie Store, Inc. #2                                     Georgia

The Movie Store III, Inc.                                    Georgia

Alpharetta, Media Associates, Inc.                           Georgia

Rio Media Associates, Inc.                                   Georgia

Pic-A-Flick of Greenville, Inc.                              South Carolina